Filed Pursuant to Rule 424(b)(5)
Registration No. 333-292704
PROSPECTUS SUPPLEMENT
(To Prospectus dated January 13, 2026)

Up to $15,000,000 of Common Shares

We have entered into a Sales Agreement (the “ATM Agreement”), dated June 18, 2026, with Roth Capital Partners, LLC (the “Sales Agent”), relating to the common shares, no par value (“Common Shares”), offered by this prospectus supplement. In accordance with the terms of the ATM Agreement, we may offer and sell Common Shares having an aggregate offering price of up to $15,000,000 from time to time through or to the Sales Agent, as agent or principal.

Sales of Common Shares, if any, under this prospectus supplement and the accompanying prospectus may be made in transactions that are deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). The Sales Agent is not required to sell any specific number or dollar amount of shares, but will act as sales agent on a commercially reasonable efforts basis consistent with its normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

We will pay the Sales Agent a fixed commission, in an amount up to 3% of the gross sales price per Common Share issued by us and sold through them as our Sales Agent under the ATM Agreement. In connection with the sale of Common Shares on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation to the Sales Agent will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Sales Agent with respect to certain liabilities, including liabilities under the Securities Act.

Our Common Shares are listed on the Nasdaq Global Market (“Nasdaq”) under the symbol “EPSN.” On June 17, 2026, the last reported sale price of our Common Shares was $5.39 per share.

As of June 17, 2026, the aggregate market value of our outstanding Common Shares held by non-affiliates was approximately $97,518,079, based on 30,248,617 Common Shares outstanding, of which 18,092,408 shares are held by non-affiliates, and the last reported sale price of our Common Shares of $5.39 per share on June 17, 2026.

Investing in our securities involves a high degree of risk. You should read this prospectus supplement and the accompanying prospectus as well as the information incorporated herein and therein by reference carefully before you make your investment decision. See “Risk Factors” beginning on page S-4 of this prospectus supplement and on page 4 of the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

Roth Capital Partners
The date of this prospectus supplement is June 18, 2026.

S-i

You should rely only on the information we have provided or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the Sales Agent has not, authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus supplement or the accompanying prospectus.

This prospectus supplement and any later prospectus supplement is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

You should assume that the information contained in this prospectus supplement and in any other prospectus supplement is accurate only as of their respective dates and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or any other prospective supplement for any sale of securities.

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus relate to the sale of our Common Shares registered for sale under our Registration Statement on Form S-3, File No. 333-292704 (the “Registration Statement”), which the Securities and Exchange Commission (the “Commission” or the “SEC”) declared effective on January 22, 2026. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this Common Share offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference in the accompanying prospectus - the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Neither we nor the Sales Agent have authorized anyone to provide information different from that contained in this prospectus supplement and the accompanying prospectus, including any free writing prospectus that we have authorized for use in this offering. When you make a decision about whether to invest in our Common Shares, you should not rely upon any information other than the information in this prospectus supplement or the accompanying prospectus, including any free writing prospectus that we have authorized for use in this offering. Neither the delivery of this prospectus supplement or the accompanying prospectus, including any free writing prospectus that we have authorized for use in this offering, nor the sale of our Common Shares means that information contained in this prospectus supplement and the accompanying prospectus, including any free writing prospectus that we have authorized for use in this offering, is correct after their respective dates. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement.

We are offering to sell, and seeking offers to buy, our Common Shares only in jurisdictions where offers and sales are permitted.

The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Common Shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Common Shares and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless the context otherwise requires, “Epsilon,” the “Company,” “we,” “us,” “our” and similar names refer to Epsilon Energy Ltd.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Because it is a summary, it does not contain all the information you should consider before investing in our Common Shares. You should carefully read this entire prospectus supplement and the accompanying prospectus, including the “Risk Factors” section and the documents incorporated by reference, before making an investment decision.

Business Overview

Epsilon Energy Ltd. was incorporated under the laws of the Province of Alberta, Canada on March 14, 2005, pursuant to the Business Corporations Act (Alberta). The Company is extra-provincially registered in Ontario pursuant to the Business Corporations Act (Ontario). Epsilon is a North American on-shore focused independent natural gas and oil company engaged in the acquisition, development, gathering and production of natural gas and oil reserves. On February 14, 2019, Epsilon’s registration statement on Form 10 was declared effective by the SEC and on February 19, 2019, we began trading in the United States on Nasdaq under the trading symbol “EPSN.”

At December 31, 2025, Epsilon’s total estimated net proved reserves were 86.4 Bcf (one billion cubic feet) of natural gas reserves, 9.3 MMBbls of oil reserves, and 2.4 MMBbls of natural gas liquid reserves. At March 31, 2026, Epsilon holds leasehold rights to approximately 101,265 gross (52,149 net) acres. The Company has natural gas production in the Appalachian Basin in Pennsylvania and oil, natural gas liquids and natural gas production in the Powder River Basin in Wyoming, the Permian Basin in Texas and New Mexico, and the Western Canadian Sedimentary Basin in Alberta, Canada. Epsilon’s Pennsylvania assets are supported by a 35% ownership in the Auburn Gas Gathering System.

On November 14, 2025, Epsilon acquired Peak Exploration & Production LLC and Peak BLM Lease LLC and their subsidiaries (together, “Peak”) for total consideration of $88.5 million consisting of 1) issuance of 5,681,489 Common Shares valued at $27.6 million, 2) contingent consideration of up to 2,500,000 Common Shares valued at $10.6 million, and the settlement of $50.3 million of debt. The contingent consideration was settled on November 19, 2025, through the issuance of 2,234,847 Common Shares for $10.6 million. The acquired assets primarily include operated and non-operated production and leasehold interests in the core of the Powder River Basin in Wyoming. As part of the acquisition, the Company added 17 full-time employees from Peak.

The results of operations attributable to the Peak acquisition have been included in the Company’s consolidated financial statements as of the closing date of the acquisition.

We conduct operations in the United States through our wholly owned subsidiaries Epsilon Energy USA Inc., an Ohio corporation; Epsilon Midstream, LLC, a Pennsylvania limited liability company; Epsilon Operating, LLC, a Delaware limited liability company; Dewey Energy GP LLC, a Delaware limited liability company; Peak Exploration & Production LLC, a Delaware limited liability company; Peak BLM Lease LLC, a Delaware limited liability company; Peak Powder River Resources, LLC, a Wyoming limited liability company (the licensed operator in the state of Wyoming); Willow Springs Development, LLC, a Colorado limited liability company; and Altolisa Holdings, LLC, a Delaware limited liability company.

Our principal executive office is located at 500 Dallas Street, Suite 1250, Houston, Texas 77002, and our telephone number at that address is (281) 670-0002. Our registered office in Alberta, Canada is located at 14505 Bannister Road SE, Suite 300, Calgary, AB, Canada T2X 3J3.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We may remain a smaller reporting company if either (i) the market value of our Common Shares held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our Common Shares held by non-affiliates is less than $700 million. As a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and have reduced disclosure obligations regarding executive compensation.

We have taken advantage of these reduced reporting requirements in this prospectus supplement, the accompanying prospectus and the information incorporated herein by reference. Accordingly, the information contained herein may be different from the information you receive from other public companies that are not smaller reporting companies.

THE OFFERING

Common Shares offered by us	Common Shares with aggregate offering price of up to $15.0 million.

Common Shares to be outstanding after this offering

An estimate of 33,031,548 shares, after giving effect to the assumed sale of 2,782,931 Common Shares, which is determined by dividing the total sale of $15.0 million of Common Shares by the price of $5.39 per share, which was the closing price of our Common Shares on Nasdaq on June 17, 2026. The actual number of shares issued will vary depending on the price at which shares may be sold from time to time during this offering.

Plan of Distribution	“At the market offering” that may be made from time to time through or to the Sales Agent, as agent or principal. See “Plan of Distribution” on page S-10 of this prospectus supplement.

Use of Proceeds

We intend to use the net proceeds from this offering for general corporate purposes, which may include capital expenditures, acquisitions, debt reduction, or general working capital needs. See “Use of Proceeds” on page S-8 of this prospectus supplement.

Risk Factors

Investing in our Common Shares involves a high degree of risk. You should carefully consider the information set forth in the section of this prospectus supplement entitled “Risk Factors” beginning on page S-4 as well as other information included in this prospectus supplement, the accompanying prospectus and the documents incorporated herein or therein by reference before deciding to invest in our Common Shares.

Nasdaq symbol	“EPSN”

The number of our Common Shares to be outstanding after this offering is based on 30,248,617 Common Shares outstanding as of June 17, 2026 and unless specifically stated otherwise, excludes as of such date 2,132,000 Common Shares available for future issuance under our 2020 Equity Incentive Plan, as amended.

RISK FACTORS

Investing in our Common Shares involves a high degree of risk. Before you decide to invest in our Common Shares, you should carefully consider the risks described below, along with the other information in this prospectus supplement and the accompanying prospectus and the risks described in the sections entitled “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2025, Quarterly Reports on Form 10-Q, as well as the other information incorporated herein or therein by reference. If any of these risks occur, our business could be materially harmed, and our financial condition and results of operations could be materially and adversely affected. As a result, the price of our Common Shares could decline, and you could lose all or part of your investment.

Risks Relating to This Offering

We have broad discretion in the use of the proceeds of this offering and may apply the proceeds in ways with which you do not agree.

Our net proceeds from this offering will be used primarily for general corporate purposes, which may include capital expenditures, acquisitions, debt reduction, or general working capital needs. Our management will have broad discretion over the use and investment of these net proceeds and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our Common Shares. Accordingly, you will have to rely upon the judgment of our management with respect to our use of these net proceeds, with only limited information concerning management’s specific intentions. You will not have the opportunity, as part of your investment decision, to assess whether we used the net proceeds from this offering appropriately. If we do not invest or apply the net proceeds, if any, from this offering or our existing cash in ways that enhance shareholder value, we may fail to achieve expected results, which could cause our share price to decline.

Future sales and issuances of our Common Shares, including by us and significant shareholders, could negatively affect our share price.

Sales of a substantial number of our Common Shares by our existing shareholders in the public market, or the perception that these sales might occur, could depress the market price of our Common Shares and could impair our ability to raise additional capital through the issuance of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of our Common Shares.

Sales of substantial amounts of our Common Shares or other securities by these investors or our other shareholders or by us under the ATM Agreement, or the perception in the market that the holders of a large number of our Common Shares intend to sell their shares, could reduce the trading price of our Common Shares, make it more difficult for you to sell your shares at a price that you desire and impair our ability to raise capital through the sale of equity or equity-related securities. In addition, to the extent we raise additional capital by issuing additional Common Shares, or securities convertible into or exchangeable or exercisable for Common Shares, our existing shareholders may experience substantial dilution, while future investors could gain rights superior to existing shareholders, such as liquidation and other preferences.

We may not pay dividends on our Common Shares in the future.

Our dividend policy is subject to approval by our Board of Directors. Our ability to pay dividends depends on, among other things, our future earnings, capital requirements, financial condition, future prospects, applicable law and other factors that our Board of Directors deems relevant. Any such decision will also be subject to compliance with contractual restrictions and covenants in the agreements governing our current and future indebtedness. In addition, we may incur additional indebtedness, the terms of which may further restrict or prevent us from paying dividends on our Common Shares. Our inability or decision not to pay dividends, particularly when others in our industry have elected to do so, could also adversely affect the market price of our Common Shares.

The Common Shares offered hereby will be sold in “at the market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

The actual number of shares we will issue under the ATM Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the ATM Agreement and compliance with applicable law, we have the discretion to deliver a sales notice to the Sales Agent at any time throughout the term of the ATM Agreement. The number of shares that are sold by the Sales Agent after delivering a sales notice will fluctuate based on the market price of our Common Shares during the sales period and limits we set with the Sales Agent. Because the price per share of each share sold will fluctuate based on the market price of our Common Shares during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference contain forward-looking statements and information within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act which are subject to the safe harbor created by those sections. These forward-looking statements and information regarding us, our business prospects and our results of operations are subject to certain risks and uncertainties that could cause our actual business, prospects, and results of operations to differ materially from those that may be anticipated by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those described under “Risk Factors” herein, in our Annual Report on Form 10-K for the year ended December 31, 2025 and in our other filings with the SEC. You should not place undue reliance on these forward-looking statements. You should assume that the information contained in or incorporated by reference in this prospectus supplement, and the accompanying prospectus, is accurate only as of the date on the front cover of this prospectus supplement, and the accompanying prospectus, or as of the date of the documents incorporated by reference herein or therein, as applicable. Except as required by law, we expressly disclaim any intent or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You are urged to carefully review and consider the various disclosures made by us in this prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference and in our other reports filed with the SEC that advise interested parties of the risks and uncertainties that may affect our business.

All statements, other than statements of historical facts, contained in this prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference, including statements regarding our plans, objectives and expectations for our business, operations and financial performance and condition, are forward-looking statements. In some cases, you can identify forward-looking statements by the following words: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “target,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our results, performance, or achievements to be materially different from the information expressed or implied by the forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference. Additionally, our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments that we may make. Forward-looking statements may include, among other things, statements relating to:

●	our financial performance, including production volumes, revenues, and cash flows;
●	changes in the market price of our Common Shares;
●	unpredictability in oil and natural gas prices, which are volatile and subject to wide fluctuations;

●	estimates of our oil and natural gas reserves and their value;
●	changes in federal or state regulation of drilling, taxation, and environmental matters;
●	our ability to successfully integrate acquired businesses;
●	competition in the oil and natural gas industry;
●	disruptions in relationships with our suppliers, or disruptions in our operations;
●	changes in the need for capital and the availability of financing and capital to fund these needs;
●	our ability to realize some or all of the anticipated benefits of the Peak business combination;
●	changes in interest rates or rates of inflation;
●	legal, regulatory and other proceedings that could be costly and time-consuming to defend;
●	changes in applicable laws or regulations, or changes in how such laws or regulations are applied to us;
●	loss of any of our key intellectual property rights or failure to adequately protect intellectual property rights;
●	our ability to maintain the listing of our securities on Nasdaq;
●	the effects of catastrophic events, including war, terrorism and other international conflicts; and
●	other risks and uncertainties indicated in this prospectus, including those set forth under the section entitled “Risk Factors.”

Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may vary in material respects from those expressed or implied by these forward-looking statements. Nothing in this prospectus supplement or the accompanying prospectus should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on these forward-looking statements. We do not undertake any duty to update these forward-looking statements, except as required by law. See “Risk Factors” beginning on page S-4 of this prospectus supplement for additional risks, uncertainties and other factors applicable to the Company.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

USE OF PROCEEDS

We may issue and sell our Common Shares having aggregate sales proceeds of up to $15.0 million from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under this prospectus supplement or fully utilize the ATM Agreement with the Sales Agent as a source of financing.

We intend to use the net proceeds from this offering for general corporate purposes, which may include capital expenditures, acquisitions, debt reduction, or general working capital needs. We may also use a portion of our net proceeds to acquire or invest in complementary properties or businesses, although we have no present commitments to complete any such transaction.

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, we will retain broad discretion over the use of these proceeds. Pending these uses, we intend to invest the net proceeds in interest bearing bank accounts.

DIVIDEND POLICY

On June 1, 2026, our Board of Directors declared a quarterly dividend of $0.0625 per Common Share (annualized $0.25 per Common Share) to shareholders of record at the close of business on June 15, 2026, payable on June 30, 2026. In addition, (1) on March 3, 2026, our Board of Directors declared a quarterly dividend of $0.0625 per Common Share (annualized $0.25 per Common Share) totaling in aggregate an amount of approximately $1.9 million that was paid as of March 31, 2026; and (2) during the year ended December 31, 2025, we made aggregate quarterly distributions of $6.0 million ($0.25 per share). Any future determination relating to dividend policy will be made at the discretion of our Board of Directors and will depend on our future earnings, capital requirements, financial condition, future prospects, applicable law and other factors that our Board of Directors deems relevant.

PLAN OF DISTRIBUTION

We have entered into the ATM Agreement, dated June 18, 2026 with Roth Capital Partners, LLC, under which we may issue and sell our Common Shares having an aggregate offering price of up to $15.0 million from time to time through or to the Sales Agent, as agent or principal.

The ATM Agreement provides that sales of our Common Shares, if any, under this prospectus supplement may be made in sales deemed to be “at the market offerings” as defined in Rule 415(a)(4) promulgated under the Securities Act.

The Sales Agent will offer our Common Shares at prevailing market prices subject to the terms and conditions of the ATM Agreement as agreed upon by us and the Sales Agent. We will designate the number of shares which we desire to sell, the time period during which sales are requested to be made, any limitation on the number of shares that may be sold in one day and any minimum price below which sales may not be made. Subject to the terms and conditions of the ATM Agreement, the Sales Agent will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable laws and regulations to sell on our behalf all of the shares requested to be sold by us. We or the Sales Agent may suspend the offering of our Common Shares being made through the Sales Agent under the ATM Agreement at any time upon proper notice to the other party.

Settlement for sales of Common Shares will occur on the first trading day, or any such shorter settlement cycle as may be in effect under Exchange Act Rule 15c6-1 from time to time, following the date on which any sales are made, or on some other date that is agreed upon by us and the Sales Agent in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our Common Shares as contemplated in this prospectus supplement and the accompanying base prospectus will be settled through the facilities of the Computershare Trust Company or by such other means as we and the Sales Agent may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay the Sales Agent a commission in an amount up to 3% of the gross sales price of our Common Shares that the Sales Agent sells pursuant to the ATM Agreement. Because there is no minimum offering amount required as a condition to this offering, the actual total offering amount, commissions and proceeds to us, if any, are not determinable at this time. Pursuant to the terms of the ATM Agreement, we agreed to reimburse the Sales Agent for the documented fees and costs of its legal counsel reasonably incurred in connection with entering into the transactions contemplated by the ATM Agreement in an amount not to exceed $50,000.00 in the aggregate. In addition, we have agreed to reimburse the Sales Agent up to $8,000.00 per due diligence update session conducted in connection with each Representation Date (as defined in the ATM Agreement). We will report at least quarterly the number of our Common Shares sold through the Sales Agent under the ATM Agreement, the net proceeds to us and the compensation paid by us to the Sales Agent in connection with the sales of our Common Shares.

In connection with the sales of our Common Shares on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the Sales Agent will be deemed to be underwriting commissions or discounts. We have agreed in the ATM Agreement to provide indemnification and contribution to the Sales Agent with respect to certain liabilities, including liabilities under the Securities Act.

The offering of our Common Shares pursuant to this prospectus supplement will terminate upon the earlier of the sale of all of our Common Shares provided for in this prospectus supplement or termination of the ATM Agreement as permitted therein.

To the extent required by Regulation M, the Sales Agent will not engage in any market making activities involving our Common Shares while the offering is ongoing under this prospectus supplement.

The Sales Agent and certain of its affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The Sales Agent and its affiliates may in the future receive customary fees and expenses for these transactions. In addition, in the ordinary course of its various business activities, the Sales Agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans) for its own account and for the accounts of its customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The Sales Agent or its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

This prospectus supplement and the accompanying base prospectus may be made available in electronic format on a website maintained by the Sales Agent, and the Sales Agent may distribute this prospectus supplement and the accompanying base prospectus electronically.

The foregoing does not purport to be a complete statement of the terms and conditions of the ATM Agreement. A copy of the ATM Agreement is included as an exhibit to our Current Report on Form 8-K, filed with the SEC on June 18, 2026, which is incorporated by reference herein.

LEGAL MATTERS

The validity of the issuance of the Common Shares offered hereby will be passed upon for us by McLeod Law LLP, Calgary, Alberta. Roth Capital Partners, LLC is being represented in connection with this offering by Porter Hedges LLP, Houston, Texas.

EXPERTS

The consolidated financial statements of Epsilon Energy Ltd. as of December 31, 2025 and 2024 and for the years then ended incorporated by reference in this prospectus supplement have been so incorporated by reference in reliance on the report of BDO USA, P.C., an independent registered public accounting firm, upon the authority of said firm as experts in auditing and accounting.

Certain estimates of the oil and gas reserves for the Company and subsidiaries and related future net cash flows and the present values thereof incorporated by reference into this prospectus supplement from the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 were based upon engineering reports prepared by DeGolyer and MacNaughton and Cawley, Gillespie & Associates, Inc., our independent petroleum engineering firms. These estimates are included and incorporated herein in reliance on the authority of such firms as experts in such matters.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement constitutes a part of a registration statement on Form S-3 (the “Registration Statement,” which term shall encompass all amendments, exhibits, annexes and schedules thereto and all documents incorporated by reference therein) pursuant to the Securities Act, and the rules and regulations promulgated thereunder. As permitted by the SEC’s rules, the base prospectus and this prospectus supplement, which form a part of the Registration Statement, do not contain all the information that is included in the Registration Statement. For further information with respect to us and the securities offered hereby, reference is made to the Registration Statement.

We are required to file annual and quarterly reports, special reports, proxy statements, and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC. You may obtain documents that we file with the SEC at http://www.sec.gov. We also make these documents publicly available, free of charge, on our website at www.epsilonenergyltd.com as soon as reasonably practicable after filing such documents with the SEC. Please note, however, that information on, or accessible through, our website is not, and should not be deemed to be, a part of this prospectus and should not be relied upon in connection with making any investment decision with respect to the offered securities.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this prospectus supplement, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus supplement. We incorporate by reference into this prospectus supplement the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the completion or termination of this offering. We hereby incorporate by reference the following documents:

●	Our Annual Report on Form 10-K for the year ended December 31, 2025, filed on March 27, 2026;
●	Our Quarterly Report on Form 10-Q for the quarters ended March 31, 2026, filed on May 13, 2026;
●	Our Current Reports on Form 8-K or Form 8-K/A (excluding any reports or portions thereof that are deemed to be furnished and not filed) filed on January 13, 2026, May 20, 2026, and June 1, 2026;
●	Our definitive Proxy Statement filed on April 17, 2026; and
●	The description of our Common Shares contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2025, including any amendment or report filed for the purpose of updating such description.

Any statement contained in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified will not be deemed to constitute a part hereof, except as so modified, and any statement so superseded will not be deemed to constitute a part hereof.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Epsilon Energy Ltd.
500 Dallas Street, Suite 1250
Houston, TX 77002
Phone: (281) 670-0002

Copies of these filings are also available, without charge, through the “Investors” section of our website (www.epsilonenergyltd.com) as soon as reasonably practicable after they are filed electronically with the SEC. Please note, however, that information on our website is not, and should not be deemed to be, a part of this prospectus supplement.

PROSPECTUS

EPSILON ENERGY LTD.

$100,000,000

Common Shares
Preferred Shares
Debt Securities
Warrants
Rights
Units

We may offer and sell from time to time common shares, preferred shares, debt securities, warrants, rights and units that include any of these securities. The preferred shares or warrants may be convertible into or exercisable or exchangeable for common or preferred shares or other of our securities registered hereunder. The debt securities may be convertible into, or exercisable or exchangeable for, common shares. Our common shares are listed on The NASDAQ Stock Market LLC and trade under the symbol “EPSN”.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest.

As of January 9, 2026 the aggregate market value of our outstanding common shares held by non-affiliates, or public float, was approximately $77,500,000, based on 29,893,432 common shares outstanding, of which approximately 11,995,057 shares were held by affiliates, and a price of $4.33 per share, which was the price at which our common shares were last sold on The NASDAQ Stock Market LLC on such date. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12-calendar-month period that ends on and includes the date of this prospectus.

See the “Risk Factors” section of this prospectus on page 5, our filings with the SEC and the applicable prospectus supplement for certain risks that you should consider before investing in our securities.

None of the Securities and Exchange Commission, any state securities commission or any other regulatory body has approved or disapproved of these securities nor passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2026.

ABOUT THIS PROSPECTUS

This document is called a prospectus and is part of a registration statement that we have filed with the Securities and Exchange Commission (“SEC”), using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings in amounts that we will determine from time to time, up to a total dollar amount of $100,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities described in this prospectus we will provide a prospectus supplement, incorporate information by reference into this prospectus, or use other offering material, as applicable, containing more specific information about the terms of the securities that are being offered. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings and securities. This prospectus, together with applicable prospectus supplements, any information incorporated by reference, and any related free writing prospectuses we file with the SEC, includes all material information relating to these offerings and securities. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus, including without limitation, a discussion of any risk factors or other special considerations that apply to these offerings or securities or the specific plan of distribution. If there is any inconsistency between the information in this prospectus and a prospectus supplement or information incorporated by reference having a later date, you should rely on the information in that prospectus supplement or incorporated information having a later date. We urge you to read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before buying any of the securities being offered.

You should rely only on the information we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus.

Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus and any prospectus supplement. We have filed and plan to continue to file other documents with the SEC that contain information about us and our business. Also, we will file legal documents that control the terms of the securities offered by this prospectus as exhibits to the reports that we file with the SEC. The registration statement and other reports can be read at the SEC Internet site or at the SEC offices mentioned under the heading “Available Information.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Available Information.”

Unless the context requires otherwise or unless otherwise noted, all references in this prospectus or any accompanying prospectus supplement to “Epsilon,” “Epsilon Energy,” “Company,” “we,” “us,” or “our” are to Epsilon Energy Ltd. and, as applicable, its subsidiaries.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (“Securities Act”), with respect to the securities covered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the securities covered by this prospectus, please see the registration statement and the exhibits filed with the registration statement. A copy of the registration statement and the exhibits filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the Public Reference Room and website of the SEC referred to above. We maintain a website at www.epsilonenergyltd.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on March 19, 2025;
●	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025 filed with the SEC on May 14, 2025;
●	our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025 filed with the SEC on August 13, 2025;
●	our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025 filed with the SEC on November 5, 2025;
●	our Current Reports on Form 8-K and amendments thereto on Form 8-K/A filed with the SEC on May 22, 2025, August 13, 2025, October 14, 2025, November 14, 2025, November 20, 2025 and January 13, 2026 (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of such Current Report on Form 8-K, if applicable);

●	our definitive proxy statement on Schedule 14A for our special meeting of shareholders held on November 12, 2025, filed with the SEC on October 10, 2025; and
●	the description of our common shares contained in our Registration Statement on Form 10-12B filed on December 21, 2018, as amended by the Registration Statement on Form 10-12B/A filed on January 30, 2019, including any amendment or report filed for the purpose of updating such description.

Additionally, all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after (i) the date of the initial registration statement and prior to effectiveness of the registration statement, and (ii) the date of this prospectus and before the termination or completion of this offering, shall be deemed to be incorporated by reference into this prospectus from the respective dates of filing of such documents, except that we do not incorporate any document or portion of a document that is “furnished” to the SEC, but not deemed “filed.” Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request a copy of those filings at no cost by writing or telephoning our Chief Financial Officer at the following address and telephone number:

Epsilon Energy Ltd.
500 Dallas St., Suite 1250
Houston, Texas 77002
(281) 670-0002

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents we incorporate by reference into it, contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act, the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) or in releases made by the SEC. Such statements include, without limitation, statements regarding our expectations, hopes or intentions regarding the future. Statements that are not historical fact are forward-looking statements. These forward-looking statements can often be identified by their use of words such as “expect,” “believe,” “anticipate,” “outlook,” “could,” “target,” “project,” “intend,” “plan,” “seek,” “estimate,” “should,” “will,” “may” and “assume,” as well as variations of such words and similar expressions referring to the future. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws.

The forward-looking statements contained in or incorporated by reference into this prospectus are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve certain risks and uncertainties, many of which are beyond our control. If any of those risks and uncertainties materialize, actual results could differ materially from those discussed in any such forward-looking statement. Among the factors that could cause actual results to differ materially from those discussed in forward-looking statements are those discussed under the heading “Risk Factors” below, those discussed under the heading “Risk Factors” and in other sections of our Annual Report on Form 10-K, for the year ended December 31, 2024, as well as in our other reports filed from time to time with the SEC that are incorporated by reference into this prospectus. See “Available Information” and “Incorporation of Certain Information by Reference” for information about how to obtain copies of those documents.

All readers are cautioned that the forward-looking statements contained in this prospectus and in the documents incorporated by reference into this prospectus are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or that the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements. All forward-looking statements in this prospectus and the documents incorporated by reference into it are made only as of the date of the document in which they are contained, based on information available to us as of the date of that document, and we caution you not to place undue reliance on forward-looking statements in light of the risks and uncertainties associated with them. Except as required by law, we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

INFORMATION ABOUT THE COMPANY

Epsilon Energy Ltd. is a North American on-shore focused independent natural gas and oil company engaged in the acquisition, development, gathering and production of natural gas and oil reserves. Our primary area of operation is Pennsylvania. Our assets are concentrated in areas with known hydrocarbon resources, which are conducive to multi-well, repeatable drilling programs.

The Company was incorporated under the laws of the Province of Alberta, Canada on March 14, 2005, pursuant to the Business Corporations Act (Alberta). The Company is extra-provincially registered in Ontario pursuant to the Business Corporations Act (Ontario). On October 24, 2007, the Company became a publicly traded entity trading on the Toronto Stock Exchange (“TSX”) in Canada. On February 14, 2019, Epsilon’s registration statement on Form 10 was declared effective by the SEC and, on February 19, 2019, we began trading in the United States on the NASDAQ Global Market under the trading symbol “EPSN.” Effective as of the close of trading on March 15, 2019, Epsilon voluntarily delisted its Common Shares from the TSX.

The Company conducts operations in the United States through our wholly owned subsidiaries Epsilon Energy USA Inc., an Ohio corporation, or Epsilon Energy USA; Epsilon Midstream, LLC, a Pennsylvania limited liability company, or Epsilon Midstream; Epsilon Operating, LLC, a Delaware limited liability company, Dewey Energy GP LLC, a Delaware limited liability company, Dewey Energy Holdings LLC, a Delaware limited liability company, and Altolisa Holdings, LLC, a Delaware limited liability company. The Company has natural gas production in the Marcellus in Pennsylvania and oil, natural gas liquids and natural gas production in the Anadarko Basin in Oklahoma.

On November 14, 2025, the Company completed the acquisition of Peak E&P and Peak BLM and their respective subsidiaries. Peak E&P and Peak BLM are oil and gas exploration and production companies that operate in the PRB in Wyoming. The operations of Peak E&P and Peak BLM are focused on the development of multiple productive horizons, including the Parkman, Shannon, Turner, Niobrara, and Mowry formations, utilizing advanced horizontal drilling and completion technologies.

Our principal executive offices are located at 500 Dallas Street, Suite 1250, Houston, Texas 77002, and our telephone number is (281) 670-0002. We maintain a website at http://www.epsilonenergyltd.com. The information contained in, or that can be accessed through, our website is not part of this prospectus.

RISK FACTORS

Investing in our securities involves significant risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in, or incorporated into, the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference herein or therein. Each of the referenced risks and uncertainties could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

DESCRIPTION OF SECURITIES WE MAY OFFER

We may issue from time to time, in one or more offerings the following securities:

●	common shares;
●	preferred shares;
●	debt securities, which may be senior or subordinated and may be convertible into or exchangeable for common shares;
●	warrants exercisable for debt securities, common shares or preferred shares;
●	rights to purchase any of such securities; and
●	units of debt securities, common shares, preferred shares or warrants, in any combination.

This prospectus contains a summary of the material general terms of the various securities that we may offer. The specific terms of the securities will be described in a prospectus supplement, information incorporated by reference or related free writing prospectus, which may be in addition to or different from the general terms summarized in this prospectus. Where applicable, the prospectus supplement, information incorporated by reference or related free writing prospectus will also describe any material United States federal income tax considerations relating to the securities offered and indicate whether the securities offered are or will be listed on any securities exchange. The summaries contained in this prospectus and in any prospectus supplements, information incorporated by reference or related free writing prospectus may not contain all of the information that you would find useful. Accordingly, you should read the actual documents relating to any securities sold pursuant to this prospectus. See “Available Information” and “Incorporation of Certain Information by Reference” for information about how to obtain copies of those documents.

The terms of any particular offering, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, information incorporated by reference or free writing prospectus, relating to such offering.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of an unlimited number of common shares, no par value, and an unlimited number of preferred shares, no par value. As of January 9, 2026, we had issued and outstanding 29,893,432 common shares, held by approximately 5,900 shareholders of record. Each common share has the same relative rights as, and is identical in all respects with, each other common share. As of January 9, 2026, no preferred shares were issued or outstanding.

The following description of our capital stock is a summary only and is qualified in its entirety by reference to our articles of incorporation and bylaws, which are included as Exhibits 3.1, 3.2 and 3.3 of this registration statement.

Common Shares

The holders of common shares are entitled to notice of and to vote at all meetings of shareholders (except meetings at which only holders of a specified class or series of shares are entitled to vote) and are entitled to one vote per common share. There are no restrictions on foreign holders voting our common shares. Holders of common shares are entitled to receive, if, as and when declared by the board of directors, such dividends as may be declared thereon by the board of directors from time to time. In the event of our liquidation, dissolution or winding-up, or any other distribution of assets among its shareholders for the purpose of winding-up its affairs, holders of common shares, are entitled to share equally on a pro rata basis, in the remaining property.

Capital Structure.   Under our Alberta articles of incorporation, we have the authority to issue an unlimited number of common shares and an unlimited number of preferred shares. Under Alberta law, there is no franchise tax on our authorized capital stock.

Shareholder Approval; Vote on Extraordinary Corporate Transactions. Under the Alberta Business Corporations Act (the “ABCA”), certain extraordinary corporate actions, such as a name change, amalgamations (other than with certain affiliated corporations), continuances to another jurisdiction and sales, leases or exchanges of all, or substantially all, of the property of a corporation (other than in the ordinary course of business), and other extraordinary corporate actions such as liquidations, dissolutions and arrangements (if ordered by a court), are required to be approved by a “special resolution” of shareholders.

A “special resolution” is a resolution (1) passed by not less than two-thirds of the votes cast by the shareholders who voted in respect of the resolution at a meeting duly called and held for that purpose or (2) signed by all shareholders entitled to vote on the resolution. In specified cases, a special resolution to approve an extraordinary corporate action is also required to be approved separately by the holders of a class or series of shares, including in certain cases a class or series of shares not otherwise carrying voting rights (unless in certain cases the share provisions with respect to such class or series of shares provide otherwise).

Amendments to the Governing Documents.   Under the ABCA, amendments to the articles of incorporation generally requires approval by special resolution of the voting shares. If the proposed amendment would affect a particular class of securities in certain specified ways, the holders of shares of that class would be entitled to vote separately as a class on the proposed amendment, whether or not the shares otherwise carry the right to vote.

The ABCA allows the directors, by resolution, to make, amend or repeal any bylaws that regulate the business or affairs of the corporation. When directors make, amend or repeal a bylaw, they are required under the ABCA to submit the change to shareholders at the next meeting of shareholders. Shareholders may confirm, reject or amend the bylaw, the amendment or the repeal with the approval of a majority of the votes cast by shareholders who voted on the resolution. If a bylaw, or an amendment or a repeal of a bylaw, is rejected by the shareholders, or if the directors do not submit a bylaw, or an amendment or a repeal of a bylaw, to the shareholders, the bylaw, amendment or repeal ceases to be effective and no subsequent resolution of the directors to make, amend or repeal a bylaw having substantially the same purpose or effect is effective until it is confirmed or confirmed as amended by the shareholders.

Place of Meetings.   Pursuant to the ABCA, if the articles of incorporation so provide, meetings of shareholders may be held outside of Alberta. Our articles of incorporation provide that meetings of shareholders may be held outside of Alberta at any place within Canada or the United States as the board so determines.

Quorum of Shareholders.   The ABCA provides that, unless the bylaws provide otherwise, a quorum of shareholders is present at a meeting of shareholders (irrespective of the number of persons actually present at the meeting) if holders of a majority of the shares entitled to vote at the meeting are present in person or represented by proxy. The bylaws provide that a quorum is present if there are at least two persons present holding or representing by proxy in the aggregate not less than 5% of the shares entitled to be voted at the meeting.

Calling Meetings.   The ABCA provides that the directors shall call an annual meeting of shareholders not later than 15 months after the last preceding annual meeting, and may at any time call a special meeting of shareholders. The registered holders or beneficial owners of not less than 5% of the issued shares of a corporation that carry the right to vote at a meeting sought to be held may requisition the directors to call a meeting of shareholders for the purposes stated in the requisition, but the beneficial owners of shares do not hereby acquire the direct right to vote at the meeting that is the subject of the requisition.

Shareholder Consent in Lieu of Meeting.   Under the ABCA, a resolution in writing signed by all of the shareholders entitled to vote on that resolution is as valid as if it had been passed at a meeting of shareholders.

Director Election, Qualification and Number.   The ABCA provides for the election of directors by a majority of votes cast at an annual meeting of shareholders. The ABCA states that a corporation shall have one or more directors but a distributing corporation whose shares are held by more than one person shall have not fewer than 3 directors, at least 2 of whom are not officers or employees of the corporation or its affiliates. Additionally, at least one-fourth (1/4) of the directors must be Canadian residents unless the corporation has fewer than four directors, in which case at least one director must be a Canadian resident.

Vacancies on Board of Directors.   Under the ABCA, a vacancy among the directors created by the removal of a director may be filled at a meeting of shareholders at which the director is removed. The ABCA also allows a vacancy on the board to be filled by a quorum of directors, except when the vacancy is a result of a failure to elect the number or minimum number of directors required by the articles. In addition, the ABCA authorizes the directors to, if the articles so provide, between annual general meetings, appoint one or more additional directors of the corporation to serve until the next annual general meeting, so long as the number of additional directors shall not at any time exceed one-third (1/3) of the number of directors who held office at the expiration of the last annual meeting of the corporation.

Removal of Directors; Terms of Directors.   Under the ABCA, provided that the articles of a corporation do not provide for cumulative voting, shareholders of the corporation may, by ordinary resolution passed at a special meeting, remove any director or directors from office. If holders of a class or series of shares have the exclusive right to elect one or more directors, a director elected by them may only be removed by an “ordinary resolution” at a meeting of the shareholders of that class or series.

An “ordinary resolution” means a resolution (1) passed by a majority of the votes cast by the shareholders who voted in respect of that resolution, or (2) signed by all the shareholders entitled to vote on that resolution.

Fiduciary Duty of Directors.   Directors of a corporation incorporated under the ABCA have fiduciary obligations to the corporation. The ABCA requires directors and officers of an Alberta corporation, in exercising their powers and discharging their duties, to act honestly and in good faith with a view to the best interests of the corporation and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

Indemnification of Officers and Directors.   Under the ABCA and pursuant to our bylaws, we will indemnify present or former directors or officers against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment that is reasonably incurred by the individual in relation to any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of his or her association with us. In order to qualify for indemnification, such directors or officers must:

●	have acted honestly and in good faith with a view to the best interests of the corporation; and
●	in the case of a criminal or administrative action or proceeding enforced by a monetary penalty, have had reasonable grounds for believing that his or her conduct was lawful.

We carry liability insurance for our officers and directors and those of our subsidiaries.

The ABCA also provides that such persons are entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred in connection with the defense of any such proceeding if the person was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the person ought to have done, and otherwise meets the qualifications for indemnity described above.

Dissent or Dissenters’ Appraisal Rights.   The ABCA provides that shareholders of a corporation entitled to vote on certain matters are entitled to exercise dissent rights and demand payment for the fair value of their shares in connection with specified matters, including, among others:

●	an amendment to our articles of incorporation to add, change or remove any provisions restricting the issue or transfer of shares;
●	amend our articles to add, change or remove any restrictions on the business or businesses that the corporation may carry on;
●	any amalgamation with another corporation (other than with certain affiliated corporations);
●	a continuance under the laws of another jurisdiction; and
●	a sale, lease or exchange of all or substantially all the property of the corporation other than in the ordinary course of business.

However, a shareholder is not entitled to dissent if an amendment to the articles is effected by a court order approving a reorganization or by a court order made in connection with an action for an oppression remedy.

Oppression Remedy.

The ABCA provides an oppression remedy that enables a court to make any order, whether interim or final, to rectify matters that are oppressive or unfairly prejudicial to or that unfairly disregard the interests of any security holder, creditor, director or officer of the corporation if an application is made to a court by a “complainant.”

A “complainant” with respect to a corporation means any of the following:

●	a present or former registered holder or beneficial owner of a security of the corporation or any of its affiliates;
●	a present or former director or officer of the corporation or of any of its affiliates;
●	a creditor in respect of an application under a derivative action; or
●	any other person who, in the discretion of the court, is a proper person to make the application.

The oppression remedy provides the court with very broad and flexible powers to intervene in corporate affairs to protect shareholders and other complainants. While conduct that is in breach of fiduciary duties of directors or that is contrary to the legal right of a complainant will normally trigger the court’s jurisdiction under the oppression remedy, the exercise of that jurisdiction does not depend on a finding of a breach of those legal and equitable rights.

Derivative Actions.   Under the ABCA, a complainant may also apply to the court for permission to bring an action in the name of, and on behalf of, the corporation, or to intervene in an existing action to which the corporation or its subsidiary is a party, for the purpose of prosecuting, defending or discontinuing an action on the corporation’s behalf or on behalf of its subsidiary. Under the ABCA, no action may be brought and no intervention in an action may be made unless a court is satisfied that:

●	the complainant has given reasonable notice to the directors of the corporation or its subsidiary of the complainant’s intention to apply to the court if the directors of the corporation or its subsidiary do not bring, diligently prosecute, defend or discontinue the action,
●	the complainant is acting in good faith, and
●	it appears to be in the interests of the corporation or its subsidiary that the action be brought, prosecuted, defended or discontinued.

Under the ABCA, the court in a derivative action may make any order it sees fit including orders pertaining to the control or conduct of the lawsuit by the complainant or the making of payments to former and present shareholders and payment of reasonable legal fees incurred by the complainant.

Examination of Corporate Records.   Under the ABCA, upon payment of a reasonable fee, a person is entitled during usual business hours to examine certain corporate records, such as the securities register and a list of shareholders, and to make copies of or extracts from such documents.

Other Important Ownership and Exchange Controls

There is no limitation imposed by applicable Alberta law or by our articles on the right of a non-resident to hold or vote our common shares, other than as discussed herein.

Competition Act. Limitations on the ability to acquire and hold our common shares may be imposed by the Competition Act (Canada). This legislation permits the Commissioner of Competition, or Commissioner, to review any acquisition or establishment, directly or indirectly, including through the acquisition of shares, of control over or of a significant interest in us. This legislation grants the Commissioner jurisdiction, for up to one year after the acquisition has been substantially completed, to seek a remedial order, including an order to prohibit the acquisition or require divestitures, from the Canadian Competition Tribunal, which order may be granted where the Competition Tribunal finds that the acquisition substantially prevents or lessens, or is likely to substantially prevent or lessen, competition.

This legislation also requires any person or persons who intend to acquire more than 20% of our voting shares or, if such person or persons already own more than 20% of our voting shares prior to the acquisition, more than 50% of voting our shares, to file a notification with the Canadian Competition Bureau if certain financial thresholds are exceeded. Where a notification is required, unless an exemption is available, the legislation prohibits completion of the acquisition until the expiration of the applicable statutory waiting period, unless the Commissioner either waives or terminates such waiting period.

Investment Canada Act. The Investment Canada Act requires each “non-Canadian” (as defined in the Investment Canada Act) who acquires “control” of an existing “Canadian business”, where the acquisition of control is not a reviewable transaction, to file a notification in prescribed form with the responsible federal government department or departments not later than 30 days after closing. Subject to certain exemptions, a transaction that is reviewable under the Investment Canada Act may not be implemented until an application for review has been filed and the responsible Minister of the federal cabinet has determined that the investment is likely to be of “net benefit to Canada” taking into account certain factors set out in the Investment Canada Act.

Under the Investment Canada Act, an investment in our common shares by a non-Canadian who is a World Trade Organization member country investor, including a United States investor would be reviewable only if it were an investment to acquire control of us pursuant to the Investment Canada Act and the enterprise value of our assets (as determined pursuant to the Investment Canada Act) was equal to or greater than $600 million. The Investment Canada Act contains various rules to determine if there has been an acquisition of control. For example, for purposes of determining whether an investor has acquired control of a corporation by acquiring shares, the following general rules apply, subject to certain exceptions: the acquisition of a majority of the undivided ownership interests in the voting shares of the corporation is deemed to be acquisition of control of that corporation; the acquisition of less than a majority, but one-third or more, of the voting shares of a corporation or of an equivalent undivided ownership interest in the voting shares of the corporation is presumed to be acquisition of control of that corporation unless it can be established that, on the acquisition, the corporation is not controlled in fact by the acquirer through the ownership of voting shares; and the acquisition of less than one third of the voting shares of a corporation or of an equivalent undivided ownership interest in the voting shares of the corporation is deemed not to be acquisition of control of that corporation.

Under the Investment Canada Act, review on a discretionary basis may also be undertaken by the federal government in respect to a much broader range of investments by a non-Canadian to “acquire, in whole or part, or to establish an entity carrying on all or any part of its operations in Canada.” No financial threshold applies to a national security review. The relevant test is whether such investment by a non-Canadian could be “injurious to national security.” The federal government has broad discretion to determine whether an investor is a non-Canadian and therefore subject to national security review. Review on national security grounds is at the discretion of the Canadian government, and may occur on a pre- or post-closing basis.

Certain transactions relating to our common shares will generally be exempt from the Investment Canada Act, subject to the federal government’s prerogative to conduct a national security review, including:

●	the acquisition of our common shares by a person in the ordinary course of that person’s business as a trader or dealer in securities;
●	the acquisition of control of us in connection with the realization of security granted for a loan or other financial assistance and not for any purpose related to the provisions of the Investment Canada Act; and
●	the acquisition of control of us by reason of an amalgamation, merger, consolidation or corporate reorganization following which the ultimate direct or indirect control in fact of us, through ownership of our common shares, remains unchanged.

Other.   There is no law, governmental decree or regulation in Alberta that restricts the export or import of capital, or that would affect the remittance of dividends (if any) or other payments by us to non-resident holders of our common shares, other than withholding tax requirements.

Preferred Shares

Our articles of incorporation authorize the issuance of preferred shares from time to time in one or more series with rights and privileges that might be senior to our common shares, without the consent of holders of the common shares. Our certificate also authorizes the board of directors to fix the powers, rights, designations, preferences, qualifications, limitations and restrictions, and dividend, voting and conversion rights pertaining to each series of preferred shares that we issue. The issuance of preferred shares with voting and other rights may adversely affect the voting power of the holders of our common shares and could have the effect of delaying, deferring or preventing a change in control. Except as described below, we have no present plans to issue any preferred shares.

The board may, from time to time, issue the preferred shares in one or more series, each series to consist of such number of shares as may before issuance thereof, be determined by the board.

The board may, by resolution (subject as hereinafter provided) fix before issuance, the designation, rights, privileges, restrictions and conditions to attach to the preferred shares of each series, including, without limiting the generality of the foregoing, the rate, form, entitlement and payment of preferential dividends, the redemption price, terms, procedures and conditions of redemption, if any, voting rights and conversion rights (if any) and any sinking fund, purchase fund or other provisions attaching to the preferred shares of such series; and provided however, that no shares of any series shall be issued until the directors have filed an amendment to the articles of incorporation with the Registrar of Corporations, Province of Alberta, or such designated person in any other jurisdiction in which we may be continued.

If any cumulative dividends or amounts payable on return of capital in respect of a series of shares are not paid in full, the shares of all series shall participate ratably in respect of accumulated dividends and return of capital.

The preferred shares shall be entitled to preference over our common shares and any other of our shares ranking junior to the preferred shares with respect to the payment of dividends, if any, and in the distribution of assets in the event of our liquidation, dissolution or winding, whether voluntary or involuntary, or any other distribution of our assets among our shareholders for the purpose of winding up our affairs, and may also be given such other preferences over our common shares and any other of our shares ranking junior to the preferred shares as may be fixed by the resolution of the board to the respective series authorized to be issued.

The preferred shares of each series shall rank on a parity with the preferred shares of every other series with respect to priority in the payment of dividends and in the distribution of assets in the event of our liquidation, dissolution or winding up, whether voluntary or involuntary exclusive of any conversion rights that may affect the aforesaid.

No dividends shall at any time be declared or paid on or set apart for payment on any of our shares ranking junior to the preferred shares unless all dividends, if any, up to and including the dividend payable for the last completed period for which such dividend shall be payable on each series of preferred shares then issued and outstanding shall have been declared and paid or set apart for payment at the date of such declaration or payment or setting apart for payment on such of our shares ranking junior to the preferred shares nor shall we call for redemption or redeem or purchase for cancellation or reduce or otherwise pay off any of the preferred shares (less than the total amount then outstanding) or any of our shares ranking junior to the preferred shares unless all dividends up to and including the dividend payable, if any, for the last completed period for which such dividends shall be payable on each series of the preferred shares then issued and outstanding shall have been declared and paid or set apart for payment at the date of such call for redemption, purchase, reduction or other payment.

Preferred shares of any series may be purchased for cancellation or made subject to redemption by the Corporation out of capital pursuant to the provisions of the ABCA, if the board so provides in the resolution relating to the issuance of such preferred shares, and upon such other terms and conditions as may be specified in the designations, rights, privileges, restrictions and conditions attaching to the preferred shares of such series as set forth in the said resolution of the board and the amendment to our articles of incorporation relating to the issuance of such series.

The holders of the preferred shares shall not, as such, be entitled as of right to subscribe for or purchase or receive any part of any issue of shares or bonds, debentures or our other securities now or hereafter authorized.

No class of shares may be created or rights and privileges increased to rank in parity or priority with the rights and privileges of the preferred shares including, without limiting the generality of the foregoing, the rights of the preferred shares to receive dividends or to return of capital, without the approval of the holders of the preferred shares as required under the ABCA.

In addition to the terms listed above, we will set forth in a prospectus supplement, information incorporated by reference, or related free writing prospectus the following terms relating to the class or series of preferred shares being offered:

●	the number of shares of the preferred shares offered, the liquidation preference per share and the offering price of the preferred shares;
●	the procedures for any auction and remarketing, if any, for the preferred shares;
●	any listing of the preferred shares on any securities exchange; and
●	a discussion of any material and/or special United States federal income tax considerations applicable to the preferred shares.

DESCRIPTION OF DEBT SECURITIES

The debt securities will be either our senior debt securities (“Senior Debt Securities”) or our subordinated debt securities (“Subordinated Debt Securities” and together with the Senior Debt Securities, the “Debt Securities”). The Senior Debt Securities and the Subordinated Debt Securities will be issued under separate indentures between us and a trustee to be determined (the “Trustee”). Senior Debt Securities will be issued under a “Senior Indenture” and Subordinated Debt Securities will be issued under a “Subordinated Indenture.” Together, the Senior Indenture and the Subordinated Indenture are called “Indentures.”

The Debt Securities may be issued from time to time in one or more series. The particular terms of each series that are offered by a prospectus supplement will be described in the prospectus supplement.

The rights of the Company and our creditors, including holders of the Debt Securities, to participate in the assets of any subsidiary upon the latter’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors, except to the extent that we may be a creditor with recognized claims against such subsidiary.

We have summarized selected provisions of the Indentures below. The summary is not complete. The form of each Indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part, and you should read the Indentures for provisions that may be important to you. Capitalized terms used in the summary have the meanings specified in the Indentures.

General

The Indentures will provide that Debt Securities in separate series may be issued thereunder from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the Debt Securities of any series. We will determine the terms and conditions of the Debt Securities, including the maturity, principal and interest, but those terms must be consistent with the Indenture. The Debt Securities will be our unsecured obligations.

The Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all of our Senior Debt as described under “— Subordination of Subordinated Debt Securities” and in the prospectus supplement applicable to any Subordinated Debt Securities. If the prospectus supplement so indicates, the Debt Securities will be convertible into our common shares.

The applicable prospectus supplement will set forth the price or prices at which the Debt Securities to be issued will be offered for sale and will describe the following terms of such Debt Securities:

●	the title of the Debt Securities;
●	whether the Debt Securities are Senior Debt Securities or Subordinated Debt Securities and, if Subordinated Debt Securities, the related subordination terms;
●	any limit on the aggregate principal amount of the Debt Securities;
●	each date on which the principal of the Debt Securities will be payable;
●	the interest rate that the Debt Securities will bear and the interest payment dates for the Debt Securities;
●	each place where payments on the Debt Securities will be payable;
●	any terms upon which the Debt Securities may be redeemed, in whole or in part, at our option;
●	any sinking fund or other provisions that would obligate us to redeem or otherwise repurchase the Debt Securities;
●	the portion of the principal amount, if less than all, of the Debt Securities that will be payable upon declaration of acceleration of the Maturity of the Debt Securities;
●	whether the Debt Securities are defeasible;
●	any addition to or change in the Events of Default;
●	whether the Debt Securities are convertible into our common shares and, if so, the terms and conditions upon which conversion will be effected, including the initial conversion price or conversion rate and any adjustments thereto and the conversion period;
●	any addition to or change in the covenants in the Indenture applicable to the Debt Securities; and
●	any other terms of the Debt Securities not inconsistent with the provisions of the Indenture.

Debt Securities, including any Debt Securities that provide for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof (“Original Issue Discount Securities”), may be sold at a substantial discount below their principal amount. Special United States federal income tax considerations applicable to Debt Securities sold at an original issue discount may be described in the applicable prospectus supplement. In addition, special United States federal income tax or other considerations applicable to any Debt Securities that are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

Subordination of Subordinated Debt Securities

The indebtedness evidenced by the Subordinated Debt Securities will, to the extent set forth in the Subordinated Indenture with respect to each series of Subordinated Debt Securities, be subordinated in right of payment to the prior payment in full of all of our Senior Debt, including the Senior Debt Securities, and it may also be senior in right of payment to all of our Subordinated Debt. The prospectus supplement relating to any Subordinated Debt Securities will summarize the subordination provisions of the Subordinated Indenture applicable to that series including:

●	the applicability and effect of such provisions upon any payment or distribution respecting that series following any liquidation, dissolution or other winding-up, or any assignment for the benefit of creditors or other marshalling of assets or any bankruptcy, insolvency or similar proceedings;
●	the applicability and effect of such provisions in the event of specified defaults with respect to any Senior Debt, including the circumstances under which and the periods during which we will be prohibited from making payments on the Subordinated Debt Securities; and
●	the definition of Senior Debt applicable to the Subordinated Debt Securities of that series and, if the series is issued on a senior subordinated basis, the definition of Subordinated Debt applicable to that series.

The prospectus supplement will also describe as of a recent date the approximate amount of Senior Debt to which the Subordinated Debt Securities of that series will be subordinated.

The failure to make any payment on any of the Subordinated Debt Securities by reason of the subordination provisions of the Subordinated Indenture described in the prospectus supplement will not be construed as preventing the occurrence of an Event of Default with respect to the Subordinated Debt Securities arising from any such failure to make payment.

The subordination provisions described above will not be applicable to payments in respect of the Subordinated Debt Securities from a defeasance trust established in connection with any legal defeasance or covenant defeasance of the Subordinated Debt Securities as described under “— Legal Defeasance and Covenant Defeasance.”

Form, Exchange and Transfer

The Debt Securities of each series will be issuable only in fully registered form, without coupons, and, unless otherwise specified in the applicable prospectus supplement, only in denominations of $1,000 and integral multiples thereof.

At the option of the Holder, subject to the terms of the applicable Indenture and the limitations applicable to Global Securities, Debt Securities of each series will be exchangeable for other Debt Securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount.

Subject to the terms of the applicable Indenture and the limitations applicable to Global Securities, Debt Securities may be presented for exchange as provided above or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the Security Registrar or at the office of any transfer agent designated by us for such purpose. No service charge will be made for any registration of transfer or exchange of Debt Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in that connection. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the Person making the request. The Security Registrar and any other transfer agent initially designated by us for any Debt Securities will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each Place of Payment for the Debt Securities of each series.

If the Debt Securities of any series (or of any series and specified tenor) are to be redeemed in part, we will not be required to (1) issue, register the transfer of or exchange any Debt Security of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such Debt Security that may be selected for redemption and ending at the close of business on the day of such mailing or (2) register the transfer of or exchange any Debt Security so selected for redemption, in whole or in part, except the unredeemed portion of any such Debt Security being redeemed in part.

Global Securities

Some or all of the Debt Securities of any series may be represented, in whole or in part, by one or more Global Securities that will have an aggregate principal amount equal to that of the Debt Securities they represent. Each Global Security will be registered in the name of a Depositary or its nominee identified in the applicable prospectus supplement, will be deposited with such Depositary or nominee or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the applicable Indenture.

Notwithstanding any provision of the Indentures or any Debt Security described in this prospectus, no Global Security may be exchanged in whole or in part for Debt Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or any nominee of such Depositary unless:

●	the Depositary has notified us that it is unwilling or unable to continue as Depositary for such Global Security or has ceased to be qualified to act as such as required by the applicable Indenture, and in either case we fail to appoint a successor Depositary within 90 days;
●	an Event of Default with respect to the Debt Securities represented by such Global Security has occurred and is continuing and the Trustee has received a written request from the Depositary to issue certificated Debt Securities;
●	subject to the rules of the Depositary, we shall have elected to terminate the book-entry system through the Depositary; or
●	other circumstances exist, in addition to or in lieu of those described above, as may be described in the applicable prospectus supplement.

All certificated Debt Securities issued in exchange for a Global Security or any portion thereof will be registered in such names as the Depositary may direct.

As long as the Depositary, or its nominee, is the registered holder of a Global Security, the Depositary or such nominee, as the case may be, will be considered the sole owner and Holder of such Global Security and the Debt Securities that it represents for all purposes under the Debt Securities and the applicable Indenture. Except in the limited circumstances referred to above, owners of beneficial interests in a Global Security will not be entitled to have such Global Security or any Debt Securities that it represents registered in their names, will not receive or be entitled to receive physical delivery of certificated Debt Securities in exchange for those interests and will not be considered to be the owners or Holders of such Global Security or any Debt Securities that is represents for any purpose under the Debt Securities or the applicable Indenture. All payments on a Global Security will be made to the Depositary or its nominee, as the case may be, as the Holder of the security. The laws of some jurisdictions may require that some purchasers of Debt Securities take physical delivery of such Debt Securities in certificated form. These laws may impair the ability to transfer beneficial interests in a Global Security.

Ownership of beneficial interests in a Global Security will be limited to institutions that have accounts with the Depositary or its nominee (“participants”) and to Persons that may hold beneficial interests through participants. In connection with the issuance of any Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of Debt Securities represented by the Global Security to the accounts of its participants. Ownership of beneficial interests in a Global Security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to participants’ interests) or any such participant (with respect to interests of Persons held by such participants on their behalf). Payments, transfers, exchanges and other matters relating to beneficial interests in a Global Security may be subject to various policies and procedures adopted by the Depositary from time to time. None of us, the Trustees or the agents of us, will have any responsibility or liability for any aspect of the Depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a Debt Security on any Interest Payment Date will be made to the Person in whose name such Debt Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the Debt Securities of a particular series will be payable at the office of such Paying Agent or Paying Agents as we may designate for such purpose from time to time, except that at our option payment of any interest on Debt Securities in certificated form may be made by check mailed to the address of the Person entitled thereto as such address appears in the

Security Register. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the Trustee under the Senior Indenture in The City of New York will be designated as sole Paying Agent for payments with respect to Senior Debt Securities of each series, and the corporate trust office of the Trustee under the Subordinated Indenture in The City of New York will be designated as the sole Paying Agent for payment with respect to Subordinated Debt Securities of each series. Any other Paying Agents initially designated by us for the Debt Securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that we will be required to maintain a Paying Agent in each Place of Payment for the Debt Securities of a particular series.

All money paid by us to a Paying Agent for the payment of the principal of or any premium or interest on any Debt Security which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the Holder of such Debt Security thereafter may look only to us for payment.

Consolidation, Merger and Sale of Assets

Unless otherwise specified in the prospectus supplement, we may not consolidate with or merge into, or transfer, lease or otherwise dispose of all or substantially all of our assets to, any Person (a “Successor Person”), and may not permit any Person to consolidate with or merge into us, unless:

●	the Successor Person (if not us) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any domestic jurisdiction and assumes our obligations with respect to the Debt Securities and under the Indentures;
●	immediately before and after giving pro forma effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, has occurred and is continuing; and
●	several other conditions, including any additional conditions with respect to any particular Debt Securities specified in the applicable prospectus supplement, are met.

The Successor Person (if not us) will be substituted for us under the applicable Indenture with the same effect as if it had been an original party to such Indenture, and, except in the case of a lease, we will be relieved from any further obligations under such Indenture and the Debt Securities.

Events of Default

Unless otherwise specified in the prospectus supplement, each of the following will constitute an Event of Default under the applicable Indenture with respect to Debt Securities of any series:

1.	failure to pay principal of or any premium on any Debt Security of that series when due, whether or not, in the case of Subordinated Debt Securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;
2.	failure to pay any interest on any Debt Securities of that series when due, continued for 30 days, whether or not, in the case of Subordinated Debt Securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;
3.	failure to deposit any sinking fund payment, when due, in respect of any Debt Security of that series, whether or not, in the case of Subordinated Debt Securities, such deposit is prohibited by the subordination provisions of the Subordinated Indenture;
4.	failure to perform or comply with the provisions described under “— Consolidation, Merger and Sale of Assets”;
5.	failure to perform any of our other covenants in such Indenture (other than a covenant included in such Indenture solely for the benefit of a series other than that series) continued for 60 days after written notice has been given by the applicable Trustee, or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series, as provided in such Indenture;

6.	any Debt of us or any Significant Subsidiary, is not paid within any applicable grace period after final maturity or is accelerated by its holders because of a default and the total amount of such Debt unpaid or accelerated exceeds $25.0 million;
7.	any judgment or decree for the payment of money in excess of $25 million is entered against us or any Significant Subsidiary, remains outstanding for a period of 60 consecutive days following entry of such judgment and is not discharged, waived or stayed; and
8.	certain events of bankruptcy, insolvency or reorganization affecting us or any Significant Subsidiary.

If an Event of Default (other than an Event of Default with respect to the Company described in clause (8) above) with respect to the Debt Securities of any series at the time Outstanding occurs and is continuing, either the applicable Trustee or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series by notice as provided in the Indenture may declare the principal amount of the Debt Securities of that series (or, in the case of any Debt Security that is an Original Issue Discount Debt Security, such portion of the principal amount of such Debt Security as may be specified in the terms of such Debt Security) to be due and payable immediately, together with any accrued and unpaid interest thereon. If an Event of Default with respect to the Company described in clause (8) above with respect to the Debt Securities of any series at the time Outstanding occurs, the principal amount of all the Debt Securities of that series (or, in the case of any such Original Issue Discount Security, such specified amount) will automatically, and without any action by the applicable Trustee or any Holder, become immediately due and payable, together with any accrued and unpaid interest thereon. After any such acceleration and its consequences, but before a judgment or decree based on acceleration, the Holders of a majority in principal amount of the Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default with respect to that series, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the applicable Indenture. For information as to waiver of defaults, see “— Modification and Waiver” below.

Subject to the provisions of the Indentures relating to the duties of the Trustees in case an Event of Default has occurred and is continuing, no Trustee will be under any obligation to exercise any of its rights or powers under the applicable Indenture at the request or direction of any of the Holders, unless such Holders have offered to such Trustee reasonable security or indemnity. Subject to such provisions for the indemnification of the Trustees, the Holders of a majority in principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to such Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series.

No Holder of a Debt Security of any series will have any right to institute any proceeding with respect to the applicable Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

●	such Holder has previously given to the Trustee under the applicable Indenture written notice of a continuing Event of Default with respect to the Debt Securities of that series;
●	the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series have made written request, and such Holder or Holders have offered reasonable security or indemnity, to the Trustee to institute such proceeding as trustee; and
●	the Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in principal amount of the Outstanding Debt Securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer.

However, such limitations do not apply to a suit instituted by a Holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on such Debt Security on or after the applicable due date specified in such Debt Security or, if applicable, to convert such Debt Security.

We will be required to furnish to each Trustee annually a statement by certain of our officers, to their knowledge, as to whether or not we are in default in the performance or observance of any of the terms, provisions and conditions of the applicable Indenture and, if so, specifying all such known defaults.

Modification and Waiver

We may modify or amend an Indenture without the consent of any holders of the Debt Securities in certain circumstances, including:

●	to evidence the succession under the Indenture of another Person to us and to provide for its assumption of our obligations to holders of Debt Securities;
●	to make any changes that would add any additional covenants of us for the benefit of the holders of Debt Securities or that do not adversely affect the rights under the Indenture of the Holders of Debt Securities in any material respect;
●	to add any additional Events of Default;
●	to provide for uncertificated notes in addition to or in place of certificated notes;
●	to secure the Debt Securities;
●	to establish the form or terms of any series of Debt Securities;
●	to evidence and provide for the acceptance of appointment under the Indenture of a successor Trustee;
●	to cure any ambiguity, defect or inconsistency; or
●	in the case of any Subordinated Debt Security, to make any change in the subordination provisions that limits or terminates the benefits applicable to any Holder of Senior Debt.

Other modifications and amendments of an Indenture may be made by us and the applicable Trustee with the consent of the Holders of a majority in principal amount of the Outstanding Debt Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby:

●	change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security;
●	reduce the principal amount of, or any premium or interest on, any Debt Security;
●	reduce the amount of principal of an Original Issue Discount Security or any other Debt Security payable upon acceleration of the Maturity thereof;
●	change the place or currency of payment of principal of, or any premium or interest on, any Debt Security;
●	impair the right to institute suit for the enforcement of any payment due on or any conversion right with respect to any Debt Security;
●	modify the subordination provisions in the case of Subordinated Debt Securities, or modify any conversion provisions, in either case in a manner adverse to the Holders of the Subordinated Debt Securities;
●	reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture;
●	reduce the percentage in principal amount of Outstanding Debt Securities of any series necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults;
●	modify such provisions with respect to modification, amendment or waiver; or
●	following the making of an offer to purchase Debt Securities from any Holder that has been made pursuant to a covenant in such Indenture, modify such covenant in a manner adverse to such Holder.

The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive compliance by us with certain restrictive provisions of the applicable Indenture. The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive any past default under the applicable Indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the Indenture which cannot be amended without the consent of the Holder of each Outstanding Debt Security of such series.

Each of the Indentures provides that in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities have given or taken any direction, notice, consent, waiver or other action under such Indenture as of any date:

1.	the principal amount of an Original Issue Discount Security that will be deemed to be Outstanding will be the amount of the principal that would be due and payable as of such date upon acceleration of maturity to such date;
2.	if, as of such date, the principal amount payable at the Stated Maturity of a Debt Security is not determinable (for example, because it is based on an index), the principal amount of such Debt Security deemed to be Outstanding as of such date will be an amount determined in the manner prescribed for such Debt Security;
3.	the principal amount of a Debt Security denominated in one or more foreign currencies or currency units that will be deemed to be Outstanding will be the United States dollar equivalent, determined as of such date in the manner prescribed for such Debt Security, of the principal amount of such Debt Security (or, in the case of a Debt Security described in clause (1) or (2) above, of the amount described in such clause); and
4.	certain Debt Securities, including those owned by us or any of our other Affiliates, will not be deemed to be Outstanding.

Except in certain limited circumstances, we will be entitled to set any day as a record date for the purpose of determining the Holders of Outstanding Debt Securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the applicable Indenture, in the manner and subject to the limitations provided in the Indenture. In certain limited circumstances, the Trustee will be entitled to set a record date for action by Holders. If a record date is set for any action to be taken by Holders of a particular series, only Persons who are Holders of Outstanding Debt Securities of that series on the record date may take such action. To be effective, such action must be taken by Holders of the requisite principal amount of such Debt Securities within a specified period following the record date. For any particular record date, this period will be 180 days or such other period as may be specified by us (or the Trustee, if it set the record date), and may be shortened or lengthened (but not beyond 180 days) from time to time.

Satisfaction and Discharge

Each Indenture will be discharged and will cease to be of further effect as to all outstanding Debt Securities of any series issued thereunder, when:

1.	either:
a.	all outstanding Debt Securities of that series that have been authenticated (except lost, stolen or destroyed Debt Securities that have been replaced or paid and Debt Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to us) have been delivered to the Trustee for cancellation; or
b.	all outstanding Debt Securities of that series that have been not delivered to the Trustee for cancellation have become due and payable or will become due and payable at their Stated Maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee and in any case we have irrevocably deposited with the Trustee as trust funds money in an amount sufficient, without consideration of any reinvestment of interest, to pay the entire indebtedness of such Debt Securities not delivered to the Trustee for cancellation, for principal, premium, if any, and accrued interest to the Stated Maturity or redemption date;
2.	we have paid or caused to be paid all other sums payable by us under the Indenture with respect to the Debt Securities of that series; and
3.	we have delivered an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge of the Indenture with respect to the Debt Securities of that series have been satisfied.

Legal Defeasance and Covenant Defeasance

To the extent indicated in the applicable prospectus supplement, we may elect, at our option at any time, to have our obligations discharged under provisions relating to defeasance and discharge of indebtedness, which we call “legal defeasance,” or relating to defeasance of certain restrictive covenants applied to the Debt Securities of any series, or to any specified part of a series, which we call “covenant defeasance.”

Legal Defeasance. The Indentures provide that, upon our exercise of our option (if any) to have the legal defeasance provisions applied to any series of Debt Securities, we will be discharged from all our obligations, and, if such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination will cease to be effective, with respect to such Debt Securities (except for certain obligations to convert, exchange or register the transfer of Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the Holders of such Debt Securities of money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient (in the opinion of a nationally recognized firm of independent public accountants) to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Such defeasance or discharge may occur only if, among other things:

1.	we have delivered to the applicable Trustee an Opinion of Counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and legal defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and legal defeasance were not to occur;
2.	no Event of Default or event that with the passing of time or the giving of notice, or both, shall constitute an Event of Default shall have occurred and be continuing at the time of such deposit or, with respect to any Event of Default described in clause (8) under “— Events of Default,” at any time until 121 days after such deposit;
3.	such deposit and legal defeasance will not result in a breach or violation of, or constitute a default under, any agreement or instrument (other than the applicable Indenture) to which we are a party or by which we are bound;
4.	in the case of Subordinated Debt Securities, at the time of such deposit, no default in the payment of all or a portion of principal of (or premium, if any) or interest on any Senior Debt shall have occurred and be continuing, no event of default shall have resulted in the acceleration of any Senior Debt and no other event of default with respect to any Senior Debt shall have occurred and be continuing permitting after notice or the lapse of time, or both, the acceleration thereof; and
5.	we have delivered to the Trustee an Opinion of Counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the Investment Company Act of 1940.

Covenant Defeasance. The Indentures provide that, upon our exercise of our option (if any) to have the covenant defeasance provisions applied to any Debt Securities, we may fail to comply with certain restrictive covenants (but not with respect to conversion, if applicable), including those that may be described in the applicable prospectus supplement, and the occurrence of certain Events of Default, which are described above in clause (5) (with respect to such restrictive covenants) and clauses (6), (7) and (9) under “Events of Default” and any that may be described in the applicable prospectus supplement, will not be deemed to either be or result in an Event of Default and, if such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination will cease to be effective, in each case with respect to such Debt Securities. In order to exercise such option, we must deposit, in trust for the benefit of the Holders of such Debt Securities, money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient (in the opinion of a nationally recognized firm of independent public accountants) to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Such covenant defeasance may occur only if we have delivered to the applicable Trustee an Opinion of Counsel to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance were not to occur, and the requirements set forth in clauses (2), (3), (4) and (5) above are satisfied. If we exercise this option with respect to any series of Debt Securities and such Debt Securities were declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations so deposited in trust would be sufficient to pay amounts due on such Debt Securities at the time of their respective Stated Maturities but may not be sufficient to pay amounts due on such Debt Securities upon any acceleration resulting from such Event of Default. In such case, we would remain liable for such payments.

No Personal Liability of Directors, Officers, Employees and Shareholders

No director, officer, employee, incorporator, shareholder, member, partner or trustee of the Company shall have any liability for any obligations of the Company under the Debt Securities, the Indentures or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting a Debt Security, each Holder shall be deemed to have waived and released all such liability. The waiver and release shall be a part of the consideration for the issue of the Debt Securities. The waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Notices

Notices to Holders of Debt Securities will be given by mail to the addresses of such Holders as they may appear in the Security Register.

Title

We, the Trustees and any agent of us or a Trustee may treat the Person in whose name a Debt Security is registered as the absolute owner of the Debt Security (whether or not such Debt Security may be overdue) for the purpose of making payment and for all other purposes.

Governing Law

The Indentures and the Debt Securities will be governed by, and construed in accordance with, the law of the State of New York.

The Trustee

We will enter into the Indentures with a Trustee that is qualified to act under the Trust Indenture Act of 1939, as amended, and with any other Trustees chosen by us and appointed in a supplemental indenture for a particular series of Debt Securities. We may maintain a banking relationship in the ordinary course of business with our Trustee and one or more of its affiliates.

Resignation or Removal of Trustee. If the Trustee has or acquires a conflicting interest within the meaning of the Trust Indenture Act, the Trustee must either eliminate its conflicting interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the applicable Indenture. Any resignation will require the appointment of a successor Trustee under the applicable Indenture in accordance with the terms and conditions of such Indenture.

The Trustee may resign or be removed by us with respect to one or more series of Debt Securities and a successor Trustee may be appointed to act with respect to any such series. The holders of a majority in aggregate principal amount of the Debt Securities of any series may remove the Trustee with respect to the Debt Securities of such series.

Limitations on Trustee if it is Our Creditor. Each Indenture will contain certain limitations on the right of the Trustee, in the event that it becomes our creditor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise.

Certificates and Opinions to Be Furnished to Trustee. Each Indenture will provide that, in addition to other certificates or opinions that may be specifically required by other provisions of an Indenture, every application by us for action by the Trustee must be accompanied by an Officers’ Certificate and an Opinion of Counsel stating that, in the opinion of the signers, all conditions precedent to such action have been complied with by us.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase debt securities, common shares, preferred shares or any combination of these securities. We may issue the warrants independently or together with any underlying securities, and the warrants may be attached or separate from the underlying securities. We may also issue a series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following description is a summary of selected provisions relating to the warrants that we may issue. The summary is not complete. When warrants are offered in the future, a prospectus supplement, information incorporated by reference or related free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the warrants as described in a prospectus supplement information, incorporated by reference or related free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of warrants in the applicable prospectus supplement, information incorporated by reference or related free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific warrant document or agreement, which we will file with the SEC for incorporation by reference into this prospectus. See “Available Information” and “Incorporation of Certain Information by Reference” for information on how to obtain a copy of a warrant document when it is filed.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

Terms

The applicable prospectus supplement, information incorporated by reference or related free writing prospectus, may describe the terms of any warrants that we may offer, including but not limited to the following:

●	the title of the warrants;
●	the total number of warrants;
●	the price or prices at which the warrants will be issued;
●	the currency or currencies that investors may use to pay for the warrants;
●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;
●	whether the warrants will be issued in registered form or bearer form;
●	information with respect to book-entry procedures, if any;
●	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;
●	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;
●	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable; if applicable, a discussion of material United States federal income tax considerations;
●	if applicable, the terms of redemption of the warrants;
●	the identity of the warrant agent, if any;
●	the procedures and conditions relating to the exercise of the warrants; and

●	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Warrant Agreements

We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company, or other financial institution as warrant agent. We may add, replace, or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. The warrant agent will not assume any obligation or relationship of agency or trust for or with any holders of those warrants. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms. Until the warrant is properly exercised, no holder of any warrant will be entitled to any rights of a holder of the warrant property purchasable upon exercise of the warrant.

Form, Exchange, and Transfer

We may issue the warrants in registered form or bearer form. Warrants issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue warrants in non-global form, i.e., bearer form. If any warrants are issued in non-global form, warrant certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer, or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference or related free writing prospectus.

Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the debt securities purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for preferred shares or common shares will not have any rights of holders of the preferred shares or common shares purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred shares or common shares purchasable upon such exercise.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement, information incorporated by reference or related free writing prospectus. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement, information incorporated by reference or related free writing prospectus. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable prospectus supplement, information incorporated by reference or related free writing prospectus.

Warrants may be exercised as set forth in the applicable prospectus supplement, information incorporated by reference or related free writing prospectus. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, information incorporated by reference or related free writing prospectus, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our debt securities, common shares or preferred shares. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all which will be set forth in the relevant offering material. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights.

The following description is a summary of selected provisions relating to rights that we may offer. The summary is not complete. When rights are offered in the future, a prospectus supplement, information incorporated by reference or related free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the rights as described in a prospectus supplement, information incorporated by reference, or related free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of rights in the applicable prospectus supplement, information incorporated by reference or related free writing prospectus is subject to and is qualified in its entirety by reference to the rights agreement and the rights certificates. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of rights. See “Available Information” and “Incorporation of Certain Documents by Reference” above for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement, information incorporated by reference or related free writing prospectus may describe:

●	in the case of a distribution of rights to our shareholders, the date of determining the shareholders entitled to the rights distribution;
●	in the case of a distribution of rights to our stockholders, the number of rights issued or to be issued to each shareholder;
●	the exercise price payable for the underlying debt securities, common shares or preferred shares upon the exercise of the rights;
●	the number and terms of the underlying debt securities, common shares or preferred shares which may be purchased per each right;
●	the extent to which the rights are transferable;
●	the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;
●	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;
●	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights; and
●	any other terms of the rights, including, but not limited to, the terms, procedures, conditions and limitations relating to the exchange and exercise of the rights.

The provisions described in this section, as well as those described under “—Description of Debt Securities” and “—Description of Capital Stock” above, will apply, as applicable, to any rights we offer.

DESCRIPTION OF UNITS

General

We may issue units composed of any combination of our debt securities, common shares, preferred shares and warrants. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information incorporated by reference or related free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement or information incorporated by reference will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the applicable prospectus supplement, information incorporated by reference or related free writing prospectus is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements and depositary arrangements, if applicable. We will file these documents with the SEC for incorporation by reference into this prospectus, as applicable. See “Available Information” and “Incorporation of Certain Information by Reference” for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement, information incorporated by reference or related free writing prospectus may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
●	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;
●	whether the units will be issued in fully registered or global form; and
●	any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Debt Securities,” “Description of Capital Stock” and “Description of Warrants,” will apply to each unit and to each security included in each unit, respectively.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, information incorporated by reference or related free writing prospectus, we intend to use the net proceeds from the sale of securities for general corporate purposes. The actual application of proceeds from the sale of any particular securities issued hereunder will be described in the applicable prospectus supplement relating to such securities.

PLAN OF DISTRIBUTION

We may sell the securities through underwriters or dealers, through agents, directly to one or more purchasers, through a rights offering, through “at the market” offerings, or by any other method permitted by applicable law. We will describe the terms of the offering of the securities in a prospectus supplement, information incorporated by reference or related free writing prospectus, including:

●	the name or names of any underwriters or agents, if any;
●	the purchase price of the securities and the proceeds we will receive from the sale;
●	any underwriting discounts and other items constituting underwriters’ compensation;
●	any initial public offering price;
●	any discounts or concessions allowed, reallowed or paid to dealers; and
●	any securities exchange or market on which the securities may be listed.

Only underwriters we name in the prospectus supplement, information incorporated by reference or related free writing prospectus are underwriters of the securities offered thereby.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

●	block transactions (which may involve crosses) and transactions on The NASDAQ Select Market LLC or any other organized market where the securities may be traded;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;
●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;
●	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise;
●	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers;
●	a combination of any such methods of disposition; and
●	any other method permitted pursuant to applicable law.

The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

We may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement, document incorporated by reference or related free writing prospectus, as applicable, any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus, and the applicable prospectus supplement and any applicable free writing prospectus will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement, document incorporated by reference or related free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement, document incorporated by reference or related free writing prospectus, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification against specified liabilities, including liabilities incurred under the Securities Act, or to contribution to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement, document incorporated by reference or related free writing prospectus, as applicable, will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us, our subsidiaries or affiliates in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of common shares registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common shares by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common shares to engage in market-making activities with respect to our common shares. These restrictions may affect the marketability of our common shares and the ability of any person or entity to engage in market-making activities with respect to our common shares.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

All securities we offer other than common shares will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

VALIDITY OF THE SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered under this prospectus will be passed upon for us by Gray Reed & McGraw LLP, and McLeod Law LLP, our outside counsel. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Epsilon Energy Ltd. as of December 31, 2024 and 2023 and for the years then ended, incorporated by reference in this Prospectus and in the Registration Statement, have been so incorporated in reliance on the report of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Peak Exploration & Production, LLC and Subsidiaries and Peak BLM Lease LLC and Subsidiary, as of and for the years ended December 31, 2024 and 2023, incorporated in this prospectus by reference from Amendment No. 1 to the Current Report on Form 8-K of Epsilon Energy, Ltd. dated November 14, 2025 and included in Epsilon Energy, Ltd.’s Definitive Proxy Statement on Schedule 14A and filed with the Securities and Exchange Commission on October 10, 2025 have been audited by Baker Tilly US, LLP (formerly, Moss Adams LLP), independent auditors, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The information incorporated by reference in this prospectus relating to certain estimated quantities of Epsilon Energy Ltd.’s proved reserves and future revenue have been derived from reports prepared by DeGolyer and MacNaughton, independent petroleum engineers, as stated in their report with respect thereto. All such information is incorporated in this prospectus in reliance upon the authority of said firm as experts with respect to the matters covered by their report and the giving of their report.

The information incorporated by reference in this prospectus relating to certain estimated quantities of Peak E&P’s and Peak BLM’s proved reserves and future revenue have been derived from reports prepared by Cawley, Gillespie & Associates, Inc., independent petroleum engineers, as stated in their report with respect thereto. All such information is incorporated in this prospectus in reliance upon the authority of said firm as experts with respect to the matters covered by their report and the giving of their report.

Up to $15,000,000

Common Shares

PROSPECTUS SUPPLEMENT

Roth Capital Partners

June 18, 2026